EXHIBIT 99 (a)


Excellence in Electronics, Telecommunications, Automotive, Publishing
--------------------------------------------------------------------------------

                                  NEWS RELEASE

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

INVESTORS:       MICHAEL R. ELIA   MEDIA:                   MELODYE DEMASTUS
                 SR. VICE PRESIDENT & CFO                   MELROSE CONSULTING
                 (614) 791-3117                             (614) 771-0860


             INSILCO HOLDING CO. REPORTS THIRD QUARTER 1999 RESULTS

         COLUMBUS, OHIO, NOVEMBER 4, 1999 - INSILCO HOLDING CO. (OTC BULLETIN
BOARD: INSL) today reported sales and operating results for its third quarter ended September 30, 1999.

         Sales of $144.3 million were up 7% for the 1999 third quarter, compared to $135.1 million recorded in the year ago third quarter. Third quarter sales for 1999 included $17.0 million from acquisitions completed after the 1998 third quarter. The Company reported a 13% increase in EBITDA (earnings before interest, taxes, depreciation, amortization and non-operating items plus regular cash dividends from Thermalex, the Company's 50% owned joint venture) of $16.2 million for the 1999 third quarter, compared to $14.4 million recorded in the 1998 third quarter. Excluding the impact of the previously announced divestitures of the Company's Romac Metals and McKenica divisions, sales for the 1999 and 1998 third quarters were $141.1 million and $126.5 million, respectively, and EBITDA was $16.0 million and $13.7 million, respectively.

         For the first nine months of 1999 sales were up 6% to $449.6 million, compared to $422.4 million recorded in the comparable nine months of 1998. Year-to-date 1999 sales included $30.7 million from acquisitions completed after the 1998 third quarter. The Company reported a 6% increase in EBITDA to $56.3 million for the first nine months of 1999, compared to $53.3 million recorded for the nine months ended September 30, 1998. Excluding the results of the divested businesses, sales for the first nine months of 1999 and 1998 were $431.5 million and $398.6 million, respectively and EBITDA was $55.2 million and $51.6 million, respectively.

         Net income available to common for the 1999 third quarter was $6.3 million, or $3.80 per diluted share, compared to a net loss available to common of ($17.9) million, or ($6.53) per diluted share, recorded in the 1998 third quarter. The 1999 third quarter included a gain of $9.6 million related to the previously announced divestitures and the 1998 third quarter included $24.2 million in merger-related expenses. For the first nine months of 1999 and 1998 the Company reported net losses available to common of ($2.7) million, or ($1.65) per diluted share, and ($10.7) million, or ($2.90) per diluted share, respectively.

         David A. Kauer, Insilco President and CEO, said, "We're very pleased with the EBITDA improvement for the quarter, which reflects improving margins at both our Technologies and Specialty Publishing segments. Moreover, we are also beginning to see the benefits of our Company-wide cost reduction initiatives."

BUSINESS DISCUSSION

         The Company's Automotive Components Group reported 5% sales growth in the 1999 third quarter to $56.2 million, from $53.4 million reported in the year earlier third quarter. EBITDA for the Group was $6.7 million and $7.5 million for the third quarters of 1999 and 1998, respectively. Group performance reflected continued weakness in demand for aftermarket heat exchangers and tubing and lower sales of transmission components, offset by $5.5 million of revenues from the Company's third quarter acquisition of Thermal Transfer Products, Ltd.

         The Company's Technologies Group reported 29% sales growth in the 1999 third quarter to $58.9 million, compared to $45.8 million recorded in the 1998 third quarter. While third quarter 1999 sales included $11.5 million from acquisitions completed after the 1998 third quarter, the Company also posted modest organic sales growth in each of its Technologies Group product lines. EBITDA for the Technologies Group was $8.1 million in the 1999 third quarter, compared to $6.6 million recorded in the 1998 third quarter. Group performance was positively impacted by a number of factors, including: substantially improved power transformer margins, increased utilization of lower-cost manufacturing facilities, ongoing cost reduction efforts and results from the acquired businesses.

         Sales at the Company's Taylor Publishing business unit were $26.0 million and $27.4 million for the third quarters of 1999 and 1998, respectively. Taylor's EBITDA increased 41% to $2.4 million from $1.7 million recorded a year ago, reflecting improved margins as a result of the Company's cost reduction activities and productivity improvements.

         The Company also noted that it received a special cash dividend of $2.4 million from its Thermalex joint venture during the 1999 third quarter and will receive another special dividend of $5.2 million in the fourth quarter. Thermalex' sales were up 21% from the year earlier third quarter. For the nine months of 1999, the Company has received both regular and special cash dividends of $5.2 million.

CEO COMMENTS

         "We are encouraged by the EBITDA improvement posted in the quarter, which demonstrates that we are making progress along a number of fronts. We are quite pleased to report that both our EFI stamping and Thermal Transfer heat exchanger acquisitions were nicely accretive to earnings in the quarter. We also posted solid improvement at our power transformer business, both in sales and margin.

         "Industrial heat exchanger sales were up slightly in the quarter after several quarters of declining sales resulting from weak demand, however, lower sales and margin compression for our automotive tubing and weaker demand for aftermarket heat exchangers moderated the positive impact to consolidated results. Unfortunately, during the month of July, we also experienced temporary production inefficiencies at our transmission component plant, which impacted both sales and operating income. While the plant was back on track by August, it was unable to fully overcome the impact July's production problems had on third quarter operating results. Nonetheless, our outlook for our automotive businesses remains quite positive. We continue to take appropriate steps to lower the Automotive Group's cost structure, such as plant rationalizations and further streamlining of manufacturing processes."

         Kauer concluded, "We remain focused on improving our operating performance and reducing our leverage by lowering our overall cost structure and by continuing to focus on potential divestitures of business units that no longer meet our long-term strategic goals."

         Insilco Holding Co., based in suburban Columbus, Ohio, is a diversified manufacturer of industrial components and a supplier of specialty publications. The Company's industrial business units serve the automotive, electronics, telecommunications and other industrial markets, and its publishing business serves the school yearbook market. The Company had 1998 revenues in excess of $535 million.

         The statements made in this press release which are not historical facts may be deemed forward looking statements, and, as such, are subject to certain risks and uncertainties, including statements with respect to the Company's long-term outlook; growth prospects; slowdown in the electronics markets; the ability to improve operating efficiencies and to further reduce expenses; possible acquisitions and divestitures. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors which could cause results to differ materially include, but are not limited to the following: delays in new product introductions, lack of market acceptance for new products, changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, adverse changes in operating performance, changes in interest rates, and adverse economic conditions which could affect the amount of cash available for debt servicing and capital investments. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-KA for the year ended December 31, 1998 and the Company's report on Form 10-Q for March 31 and June 30, 1999. Copies of these filings may be obtained by contacting the Company or the SEC.

Investor Relations Contact: Michael R. Elia, (614) 791-3117 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.

                               INSILCO HOLDING CO.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                   (Amounts in millions except per share data)

                              FOR THE QUARTER ENDED

                                                            Actual
                                                         September 30,
                                                     ---------------------
                                                       1999         1998
                                                     --------     --------
Sales                                                $ 144.3      $ 135.1
Cost of sales, excluding depreciation                  107.3         97.7
Selling, general and administrative expenses,
excluding depreciation                                  20.8         23.0
Depreciation and amortization expense                    5.7          5.1
Significant legal, professional and merger fees           -          24.6
Severance, writedown & other                             0.2          1.0
Restructuring charge                                     1.1           -
                                                     --------     --------
    Operating income                                     9.2        (16.3)
Interest expense, net                                  (12.0)        (8.0)
Equity in net income of Thermalex                        0.6          0.7
Other income, net                                        9.8          0.4
                                                     --------     --------
    Income (loss) before income taxes                    7.6        (23.2)
Income tax benefit (expense)                             0.2          6.0
                                                     --------     --------
    Net income (loss)                                    7.8        (17.2)
Preferred stock dividend                                (1.5)        (0.7)
                                                     ========     ========
    Net income (loss) available to common            $   6.3      $ (17.9)
                                                     ========     ========


Regular cash dividend from Thermalex                 $    -       $    -
                                                     ========     ========

Earnings before other income, interest,
taxes, depreciation, amortization and
one-time items, plus regular cash
dividend from Thermalex                              $  16.2      $  14.4
                                                     ========     ========

Capital expenditures                                 $  (3.0)     $  (4.8)
                                                     ========     ========


Income (loss) per share available to common          $   3.80     $  (6.53)
                                                     ========     ========

                               INSILCO HOLDING CO.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                   (Amounts in millions except per share data)

                                FOR YEAR TO DATE

                                                            Actual
                                                         September 30,
                                                     ---------------------
                                                       1999         1998
                                                     --------     --------
Sales                                                $ 449.6      $ 422.4
Cost of sales, excluding depreciation
(1999 includes $3.2 of restructuring expenses)         327.1        298.3
Selling, general and administrative expenses,
excluding depreciation (1999 includes $0.2 of
restructuring expenses)                                 72.4         72.1
Depreciation and amortization expense                   17.5         15.8
Significant legal, professional and merger fees          2.5         26.9
Severance, writedown & other                             0.8          1.7
Restructuring charge                                     6.5           -
                                                     --------     --------
    Operating income                                    22.8          7.6
Interest expense, net                                  (35.4)       (21.7)
Equity in net income of Thermalex                        2.6          2.1
Other income, net                                       10.2          2.5
                                                     --------     --------
    Income (loss) before income taxes                    0.2         (9.5)
Income tax benefit (expense)                             1.5         (0.5)
                                                     --------     --------
    Net income (loss)                                    1.7        (10.0)
Preferred stock dividend                                (4.4)        (0.7)
                                                     ========     ========
    Net income (loss) available to common            $  (2.7)     $ (10.7)
                                                     ========     ========


Regular cash dividend from Thermalex                 $   2.8      $   1.3
                                                     ========     ========

Earnings before other income, interest, taxes,
depreciation, amortization, and one-time items,
plus regular cash dividend from Thermalex            $  56.3      $  53.3
                                                     ========     ========

Capital expenditures                                 $ (10.7)     $ (15.7)
                                                     ========     ========


Income (loss) per share available to common          $  (1.65)    $  (2.90)
                                                     ========     ========

                               INSILCO HOLDING CO.
                                   (Unaudited)
                              (Amounts in millions)

                            SUPPLEMENTAL SEGMENT DATA

                                                 Quarter Ended              Year to Date
                                                  September 30,             September 30,
                                              --------------------       --------------------
                                                1999        1998           1999        1998
                                              --------    --------       --------    --------
SALES
Industrial Businesses:
      Technologies Group                      $  58.9     $  45.8        $ 170.2     $ 144.8
      Automotive Components                      56.2        53.4          169.3       162.3
                                              --------    --------       --------    --------
         Total Industrial Businesses            115.1        99.2          339.5       307.1
Specialty Publishing                             26.0        27.4           92.0        91.9
Other                                             3.2         8.5           18.1        23.4
                                              ========    ========       ========    ========
         Total Sales                          $ 144.3     $ 135.1        $ 449.6     $ 422.4
                                              ========    ========       ========    ========

EBITDA
Industrial Businesses:
      Technologies Group                      $   8.1     $   6.6        $  22.3     $  22.6
      Automotive Components                       6.7         7.5           23.1        24.8
                                              --------    --------       --------    --------
         Total Industrial Businesses             14.8        14.1           45.4        47.4
Specialty Publishing                              2.4         1.7           11.9         9.0
Other                                             0.2         0.7            1.1         1.7
Unallocated Corporate                            (1.2)       (2.1)          (4.9)       (6.1)
Regular Thermalex Cash Dividend                    -           -             2.8         1.3
                                              ========    ========       ========    ========
         Total EBITDA                         $  16.2     $  14.4        $  56.3     $  53.3
                                              ========    ========       ========    ========

SALES GROWTH VS. PRIOR YEAR
Industrial Businesses:
      Technologies Group                         28.6%                      17.5%
      Automotive Components                       5.2%                       4.3%
                                              --------                   --------
         Total Industrial Businesses             16.0%                      10.6%
Specialty Publishing                             -5.1%                       0.1%
Other                                           -62.4%                     -22.6%
                                              ========                   ========
         Total Sales                              6.8%                       6.4%
                                              ========                   ========

EBITDA % OF SALES
Industrial Businesses:
      Technologies Group                         13.8%       14.4%          13.1%       15.6%
      Automotive Components                      11.9%       14.0%          13.6%       15.3%
                                              --------    --------       --------    --------
         Total Industrial Businesses             12.9%       14.2%          13.4%       15.4%
Specialty Publishing                              9.2%        6.2%          12.9%        9.8%
Other                                             6.3%        8.2%           6.1%        7.3%
                                              ========    ========       ========    ========
         Total EBITDA                            11.2%       10.7%          12.5%       12.6%
                                              ========    ========       ========    ========

                               INSILCO HOLDING CO.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                              (Amounts in millions)

                                                             September       September        December
                                                              30, 1999        30, 1998        31, 1998
                                                              --------        --------        --------
                            ASSETS
                            ------
Current assets:
  Cash and cash equivalents                                   $  14.7         $   4.7         $   7.4
  Receivables, net                                              106.8            87.8            84.2
  Inventories, net                                               64.4            61.0            64.6
  Current portion of deferred taxes                               1.9             4.6             6.1
  Prepaid expenses                                                4.6             4.1             4.4
                                                              --------        --------        --------
       Total current assets                                     192.4           162.2           166.7

Property, plant and equipment, net                              125.0           114.1           114.7
Goodwill, net                                                    26.3            13.2            14.5
Deferred taxes                                                    8.9             2.6             1.9
Investment in unconsolidated subsidiaries                         4.0            11.1             9.0
Other assets and deferred charges                                19.2            20.0            20.5
                                                              ========        ========        ========
       Total assets                                           $ 375.8         $ 323.2         $ 327.3
                                                              ========        ========        ========

                 LIABILITIES AND STOCKHOLDERS' DEFICIT
                 -------------------------------------
Current liabilities:
  Accounts payable                                            $  38.6         $  36.6         $  34.5
  Accrued expenses and other                                     50.7            41.9            56.6
  Accrued interest payable                                        2.8             3.5             4.2
  Current portion of deferred taxes                               0.5             0.1             1.6
  Current portion of long-term debt                               1.3              -              1.3
  Current portion of long-term obligations                        1.1             2.1             1.9
                                                              --------        --------        --------
       Total current liabilities                                 95.0            84.2           100.1

Long-term debt                                                  435.4           383.9           383.1
Other long-term obligations                                      45.0            45.2            46.3
Deferred taxes                                                    1.9             2.6              -
Minority interest                                                 0.1              -               -
Preferred stock                                                  38.5            32.7            34.1
Stockholders' deficit                                          (240.1)         (225.4)         (236.3)
                                                              ========        ========        ========
       Total liabilities and stockholders' deficit            $ 375.8         $ 323.2         $ 327.3
                                                              ========        ========        ========
